Exhibit 99.1

EXECUTIVE TRANSITION AGREEMENT

This Executive Transition Agreement (this “Agreement”), dated November 14, 2012 (the “Effective Date”), is entered into between Peter H. Heckman (“Executive”) and Horace Mann Educators Corporation (the “Company”).

WHEREAS, the Executive has served as the President and Chief Executive Officer of the Company since October 6, 2010 and has expressed his willingness to continue to serve in those capacities until at least December 31, 2013; and

WHEREAS, the parties desire to provide for an orderly transition to Executive’s Successor (defined below).

NOW, THEREFORE, the parties agree as follows:

1.   TRANSITION PERIOD. This Agreement shall be effective from the Effective Date to December 31, 2013 (the “Transition Date”) unless terminated earlier in accordance with Section 5 below. The period between the Effective Date and the Transition Date shall be known as (the “Transition Period”). If the Company is unable to hire a Successor during the Transition Period, the Board (defined below) and the Executive will negotiate in good faith regarding the continued employment of the Executive beyond the Transition Date.

2.   DUTIES AND OBLIGATIONS DURING THE TRANSITION PERIOD. Unless his employment terminates in accordance with Section 5 or 6 of the Agreement or a Successor takes office during the Transition Period, then, during the Transition Period, Executive will continue serving in the position of President and Chief Executive Officer, with the duties and responsibilities commensurate with that position, as designated by and subject to the direction of the Board of Directors of the Company (“Board”). If the Company identifies and appoints a successor President and Chief Executive Officer (“Successor”) during the Transition Period, Executive will cooperate in good faith with the Company in the orderly transition of President and Chief Executive Officer duties and responsibilities to the Successor, consistent with Section 4 below.

3.   TRANSITION COMPENSATION AND BENEFITS. In consideration and compensation for Executive’s services during the Transition Period, the Company will continue in effect the same compensation arrangements as pertain to the Executive immediately prior to the Effective Date, including salary, cash and equity incentive opportunities, benefits and perquisites. Adjustments in compensation level and the grant of new incentive opportunities and changes in benefit and perquisite levels will be made at the discretion of the Board, but shall be consistent with normal salary administration afforded other named executive officers of the Company and with that of a CEO independent of these transition circumstances. In addition, as of the Transition Date, the Company will pay Executive $20,000 for transitional services. On the Effective Date, Executive shall voluntarily relinquish his individual Severance Agreement dated December 28, 2011, and shall become a participant in the Horace Mann Service Corporation Executive Change in Control Plan (“CIC Plan”), notwithstanding the provisions of Section 4.2 thereof; but subject to the provisions of Appendix A of this Agreement.

4.   EMPLOYMENT DURING THE TRANSITION PERIOD. Except as provided in Section 5, Executive’s employment with the Company will continue through the Transition Period and end on the Transition Date. The Company will continue in effect through the Transition Date the compensation and benefit arrangements described in Section 3. Executive’s service as President and Chief Executive Officer will also continue throughout the Transition Period, unless a Successor is appointed prior to the Transition Date. If a Successor is appointed prior to the Transition Date, Executive will provide CEO transition related services at the discretion of the Board. If and when there is an appointment of a Successor to the Board, Executive shall tender his resignation as a member of the Company’s Board of Directors. All of Executive’s cash and equity incentive compensation outstanding or awarded during the Transition Period shall be administered in accord with the terms described in Appendix B.

5.   TERMINATION PRIOR TO THE TRANSITION DATE. Notwithstanding the provisions of Section 4 above, if Executive voluntarily retires from the Company prior to the Transition Date or is terminated by the Company for Cause, Executive’s compensation under Section 3 will end as of the termination date. Upon such termination of employment, Executive shall tender his resignation as a member of the Company’s Board of Directors. The treatment of Executive’s outstanding equity compensation awards will be determined pursuant to the existing terms and conditions of such awards.

6.   CHANGE IN CONTROL PRIOR TO THE TRANSITION DATE. The Transition Period shall automatically terminate upon a Change in Control (as defined in the CIC Plan) prior to Executive’s separation from service as defined in regulations under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) (“Separation from Service”); provided, however, that the Executive shall be covered under the applicable terms of the CIC Plan; and provided, further, that Executive’s cash and equity incentive awards shall, in all instances, be treated at least as favorably as set forth in Appendix B to this Agreement. For the avoidance of doubt, the Board and the Company shall take whatever action is necessary to ensure that this Agreement is preserved upon a Change in Control.

7.   REQUIRED RELEASE. The payments and benefits provided to Executive under Section 4 after Executive’s Separation from Service are contingent upon the timely execution and non-revocation of a general release of claims in substantially the form attached hereto (subject to the required 21-day consideration period and seven-day revocation period described in the release) not later than 28 days of ceasing to act as President and Chief Executive Officer.

8.   INTEGRATED AGREEMENT. This Agreement supersedes any written or oral employment agreements between Executive and the Company relating to his employment or termination of employment and his cash and equity incentive compensation (the terms of which are hereby amended in accordance with Appendix B). Except as expressly provided herein, (a) nothing in this Agreement is intended to negate Executive’s agreement to abide by the Company’s policies while serving as a Company employee, (b) except to the extent more favorable provisions apply to the Executive pursuant to Appendix B, if applicable, nothing in this Agreement shall change the status of Executive as a retirement eligible employee, (c) nothing in this Agreement shall change the Executive’s status as an employee at will, and (d) except to the extent more favorable provisions apply to the Executive pursuant to Appendix B, if applicable, nothing in this Agreement shall change the provisions of the Executive’s cash and equity incentive compensation award agreements.

9.   WITHHOLDING; CLAW BACK; SIX MONTH DELAY. Amounts payable hereunder are subject to applicable withholding. Amounts payable hereunder shall be subject to recoupment by the Company pursuant to any Company policy requiring recoupment, as in effect from time to time. This Agreement, including Appendices A and B, is intended not to result in the imposition of any taxes or other penalties under Section 409A(a)(1)(B) of the Code and shall be interpreted and construed accordingly. To the extent payments hereunder are subject to (and not exempt from) Section 409A of the Code, then (a) such payments triggered by separation from service shall not be made until after the expiration of a six-month period following such separation at which time any such delayed payments shall be paid in a lump sum without interest, (b) if such payments are subject to Section 7 and the required period for signing the release would begin in one calendar year and end in the next, then any payments that would otherwise have been made during such required period will be made in such next calendar year, and (c) except as otherwise permitted by Section 409A of the Code, any reimbursement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred. For purposes of Section 409A, each payment under this Agreement shall be treated as a separate payment.

10.   ONGOING ASSISTANCE. Executive agrees to make himself available following the termination of Executive’s employment with respect to, and to cooperate in conjunction with, any litigation or investigation arising from events that occurred during the Executive’s employment with the Company and its affiliates (whether such litigation or investigation is then pending or subsequently initiated) involving the Company or any of its affiliates, including providing testimony and preparing to provide testimony if so requested by the Company or any of its affiliates. Such participation by Executive shall be limited to a reasonable number of hours, and when the Company requires the participation of Executive as described in this Section, the Company shall reimburse Executive for the reasonable costs of any necessary travel, lodging, or document copying.

11.   BUSINESS EXPENSES. The Company shall reimburse Executive for all reasonable travel, entertainment, or other expenses incurred by Executive prior to the Transition Date, in accordance with the Company’ expense reimbursement policy. Except as otherwise provided in Section 10 above, no reimbursement shall be available for expenses incurred after the Transition Date.

12.   SUCCESSORS AND ASSIGNS. This Agreement shall be binding on the Company, its affiliates, and their respective successors and assigns. The Company shall require any successor or assign to assume the Company’s obligations under this Agreement in the same manner and to the same extent as if such succession or assignment had not occurred.

13.   ATTORNEY FEES. The Company will reimburse Executive for his reasonable attorney fees and costs of reviewing this Agreement, promptly upon presentation of reasonable documentation thereof.

  The parties have executed this Agreement to evidence their acceptance of it.

Dated: November 14, 2012	Dated: November 14, 2012

/s/ PETER H. HECKMAN	HORACE MANN EDUCATORS CORPORATION

By: /s/ Gabriel L. Shaheen, Chairman

APPENDIX A

The provisions of this Appendix A are intended to avoid the imposition of 409A Penalties in the event certain changes in control occur in 2012.

The definitions of change in control are different in the 2011 Severance Agreement and the CIC Plan. In the event that in 2012 a change in control (as defined in the 2011 Severance Agreement) occurs that would not be a change in control (as defined in the CIC Plan), then the Company agrees not to cause Executive to have a separation from service (within the meaning of Section 409A of the Code) other than for Cause during 2012 and Executive agrees not to resign for “Good Reason” as defined in the CIC Plan during 2012.

After 2012, the provisions of Section 6 of this Agreement shall govern exclusively in the event of a change in control (as defined in the CIC Plan).

A-1

APPENDIX B

This Appendix B is part of that certain Executive Transition Agreement between Peter Heckman and Horace Mann Educators Corporation dated             , 2012 (the “Agreement”). It serves to amend Executive’s outstanding cash and equity incentive compensation award agreements, whether awarded before or after the Effective Date of the Agreement, including the determinations thereunder.

Upon Executive’s termination of employment for any reason, including death or disability (other than a termination of employment covered by Section 5 of the Agreement):

1.	Executive’s outstanding options shall become fully vested, and shall remain exercisable until their stated expiration dates.

2.	Executive’s outstanding unvested service-based restricted stock units shall become fully vested, provided the time and form of payment of settlement shall not be altered.

3.

Executive shall earn all (rather than a pro-rated portion of) outstanding performance-based restricted stock units based on actual performance, determined at the end of the performance period; provided the time and form of payment of any restricted stock units subject to Section 409A of the Code shall not be altered.

4.

Executive’s performance-based restricted stock units that have been earned but remain subject to time-vesting restrictions shall become fully vested; provided the time and form of settlement shall not be altered.

5.

Executive shall earn all (rather than a pro-rated portion) of his annual cash incentive awards for the Transition Period based on actual performance, determined at the end of the performance period in progress; provided the time and form of payment of any such payments shall not be altered.

B-1

GENERAL RELEASE AND WAIVER

1.        I, Peter H. Heckman, in consideration of payments and benefits to be provided to me under that certain Executive Transition Agreement between Horace Mann Educators Corporation (the “Company,” and together with its affiliates, subsidiaries and direct or indirect parent entities and all present, former and future shareholders, directors, officers, agents, representatives, employees, successors and assigns (the “Affiliates”), the “Company Parties”) and me dated as of             , 2012, (the “Agreement”) do hereby release and forever discharge as of the date hereof the Company Parties and their respective Affiliates, subsidiaries and direct or indirect parent entities (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

2.        I understand that any payments or benefits paid or granted to me under Section 4 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its Affiliates.

3.        Except as provided in paragraphs 5, 10, and 12 below and except for any provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release is executed) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). Executive represents that Executive has not engaged in any breach of fiduciary duty or criminal activity in connection with the Company. In reliance upon and conditioned upon Executive’s representations contained in this General Release, the Company hereby releases Executive from any and all claims, suits, demands, actions or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which the Company has or now claims, or might have or claim, pertaining to or arising out of Executive’s employment by the Company, other than as expressed in this General Release. Notwithstanding the foregoing, the Company is not waiving or releasing Executive from: (a) the Company’s future ability to sue or take other action to enforce this General Release, (b) criminal activity, or (c) a breach of a fiduciary duty.

4.        I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

5.        I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

6.        I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the Accrued Obligations or any severance benefits to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, (iii) my rights as an equity or security holder in the Company or its Affiliates, or (iv) my rights under any equity awards that survive termination of employment.

7.        In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver I would not be entitled to certain payments under the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.

8.        I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

9.        I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10.        Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other insurance regulatory organization, any legal or court proceeding, or any governmental entity.

11.        I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 3 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

12.        Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

13.        Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.        BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;

2.

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.

I HAVE HAD AT LEAST 21DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21DAY PERIOD;

6.	I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

Dated:

PETER H. HECKMAN